George Brenner
Certified Public Accountant
9300 Wilshire Boulevard, Suite 480
Beverly Hills, California 90212
May 27, 1999
U.S. Securities and Exchange Commission 450 Fifth Street, N.W. Washington, D.C. 20549
Re:     eConnect (formerly know as Betting, Inc.) -  Form SB-2
Dear Sir/Madame:
As a certified public accountant, I hereby consent to the inclusion in this Form SB-2 Registration Statement of my report dated April 7, 1999 in Betting, Inc.'s Form 10-KSB for the fiscal year ended August 31, 1998, and to all references to my firm included in this Registration Statement.
Sincerely,
/s/  George Brenner
George Brenner, C.P.A.